Exhibit 99.2

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

June 30, 2014 and December 31, 2013

Condensed Consolidated Financial Statements

(Unaudited)

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

(Unaudited)

June 30, 2014 and December 31, 2013

	June 30, 2014	December 31, 2013
Assets

Current assets
Cash	$1,029,340	$865,027
Accounts receivable, less allowance for doubtful accounts of $2,485,337 at June 30, 2014 and $2,200,288 at December 31, 2013	16,825,229	12,119,389
Inventory	18,251,109	17,153,577
Prepaid expenses	286,194	485,619

Total current assets	36,391,872	30,623,612

Property, plant and equipment, net	14,016,416	13,911,539

Other assets
Intangible assets - finite-lived, net	746,422	803,966
Other	353,821	375,311

Total other assets	1,100,243	1,179,277

Total assets	$51,508,531	$45,714,428

Liabilities and Equity

Current liabilities
Accounts payable	$4,088,395	$4,054,108
Other current liabilities	4,461,487	5,687,724
Lines of credit	3,874,000	498,000
Current portion of notes payable and long-term debt	557,124	1,336,995

Total current liabilities	12,981,006	11,576,827

Notes payable and long-term debt, less current portion	11,502,952	11,045,674

Total liabilities	24,483,958	22,622,501

Equity
Members’ equity	26,749,920	22,985,057
Noncontrolling interest in consolidated entity	274,653	106,870

Total equity	27,024,573	23,091,927

Total liabilities and equity	$51,508,531	$45,714,428

See accompanying notes.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

(Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	June 30, 2014	June 30, 2013
Revenue
Product revenue	$19,376,957	$17,276,438
Service revenue	17,591,153	15,080,290
Other	513,308	555,858

Total revenue	37,481,418	32,912,586

Cost of sales
Cost of product	15,972,459	17,233,165
Cost of service	9,851,464	8,283,544

Total cost of sales	25,823,923	25,516,709

Gross profit	11,657,495	7,395,877

Other operating expenses
Sales and marketing	756,261	718,537
General and administration	5,465,534	3,741,368
Research and development	844,721	734,960

Total other operating expenses	7,066,516	5,194,865

Income from operations	4,590,979	2,201,012

Other income (expense)
Interest income and finance charge revenue	422,353	348,632
Rental and miscellaneous income	103,162	210,520
Interest expense	(168,629)	(250,270)

Total other income	356,886	308,882

Net income	4,947,865	2,509,894

Net loss attributable to noncontrolling interest	(139,473)	(173,225)

Net income attributable to members’ equity	$5,087,338	$2,683,119

See accompanying notes.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	June 30, 2014	June 30, 2013
Cash flows from operating activities
Net income	$4,947,865	$2,509,894
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	977,599	908,233
Amortization	117,640	118,765
Provision for bad debts	285,048	355,686
Gain on sale of property, plant and equipment	(26,478)	(180,346)
Unit-based compensation to noncontrolling interest	41,184	2,100
Changes in operating assets and liabilities
Accounts receivable	(4,990,888)	(2,618,018)
Inventory	(1,097,532)	2,951,101
Prepaid expenses	199,425	139,986
Other assets	20,807	(53,912)
Accounts payable	34,287	(658,996)
Other current liabilities	(162,237)	(235,863)

Net cash provided by operating activities	346,720	3,238,630

Cash flows from investing activities
Purchases of property, plant and equipment	(1,104,598)	(1,107,882)
Proceeds from sale of property, plant and equipment	49,700	555,060
Net change in swine breeding herd animals	(1,100)	1,650
Payments for intangible assets	(59,413)	(59,821)

Net cash used by investing activities	(1,115,411)	(610,993)

Cash flows from financing activities
Net borrowings from (payments on) lines of credit	3,376,000	(7,788,000)
Proceeds from issuance of notes payable and long-term debt	—	6,800,000
Repayments on notes payable and long-term debt	(322,593)	(1,006,152)
Purchase of members’ units	(1,345,837)	—
Members’ distributions	(1,356,792)	(2,074,648)
Capital contributions from noncontrolling interest	582,226	732,702

Net cash provided (used) by financing activities	933,004	(3,336,098)

Net increase (decrease) in cash	164,313	(708,461)

Cash - beginning of period	865,027	726,751

Cash - end of period	$1,029,340	$18,290

Supplementary disclosure of cash flow information
Cash paid during the period for interest	$162,344	$260,868

See accompanying notes.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Summary of Significant Accounting Policies

a.	Nature of operations – Trans Ova Genetics, L.C. and Subsidiaries (the “Company”), an Iowa limited liability company, was formed on November 14, 2000. Prior to that date, the Company operated as a division of Pro Edge LP. The majority owner is the partnership, Pro Edge LP.

Trans Ova Genetics, L.C. (“TOG”) offers bovine embryo transfer, in-vitro fertilization and related reproductive services, with primary locations in Iowa, Maryland, Missouri, Oklahoma and Texas.

TOG previously owned 80% of Trans Ova Genetics International, LLC (“TOGI”), which was created in February 2011 for the purpose of expanding operations and customer base in Russia. TOGI was dissolved in 2013.

TOG owns 100% of ViaGen, L.C (“ViaGen”) an Iowa limited liability company acquired by TOG in 2012. Future sales growth in excess of specific revenue milestones, or any future sale of ViaGen’s investment in Exemplar Genetics, LLC (“Exemplar”), would trigger additional contingent payments.

ViaGen was founded in Texas in January 2002. ViaGen provides gene banking, commercial cloning and genomic services in the United States and licenses technology globally.

Exemplar was founded in Iowa in February 2008. Exemplar produces and markets genetically engineered swine to be used in medical and genetic research with primary locations in Iowa and South Dakota. Through Exemplar’s involvement in the medical and genetic research field, Exemplar receives government grants for use in research and development. As of June 30, 2014, TOG owns 26% and ViaGen owns 25% of Exemplar.

The consolidated financial statements for the six months ending June 30, 2014 should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2013, as issued on April 4, 2014.

The consolidated financial statements at December 31, 2013 have been derived from the audited consolidated financial statements at that date, but do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. The accompanying consolidated financial statements include all adjustments (consisting only of normal recurring accruals) which, in the opinion of management, are necessary for a fair presentation of financial position, results of operations and cash flows. Results of operations for the periods ending June 30, 2014 and 2013 are not necessarily indicative of results to be expected for a full year.

b.	Principles of consolidation – The condensed consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Summary of Significant Accounting Policies (cont.)

c.	Use of estimates – The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.	Cash equivalents – The Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents. As a result of the Company’s cash management system, checks issued but not presented for payment, may create negative financial statement cash balances. Checks outstanding in excess of related cash balances totaling approximately $1,392,000 and $1,185,000 at June 30, 2014 and December 31, 2013, respectively, are included in accounts payable. The Company had no cash equivalents at June 30, 2014 or December 31, 2013.

e.	Inventory – Inventory includes livestock used in providing reproductive services, live swine finisher inventories, feed and other inventory which is valued at the cost of acquisition based on a first in, first-out method or market. The work in process inventory relates to the accumulated cost including embryo, production costs, yardage cost and related items associated with providing these services and is valued at the lower of cost or market.

f.	Swine breeding herd animals – Purchased breeding swine are recorded at cost and amortized over their useful lives, which is 24 months. Raised breeding swine are valued at accumulated cost, which includes cost of feed, supplies, labor and production overhead prior to mating, and amortized over their useful lives, which is 24 months. In accordance with industry practice, all swine breeding stock is included in the accompanying condensed consolidated balance sheet as property, plant and equipment, net.

g.	Trade accounts receivable – Accounts receivable consists of credit extended to the Company’s customers in the normal course of business and are reported net of an allowance for doubtful accounts. The Company reviews its customer accounts on a periodic basis and records bad debt expense for specific amounts the Company evaluates as uncollectible. In addition, the Company provides an allowance for potential uncollectible amounts that have not been specifically identified. Past due status is determined based upon contractual terms. Amounts are written off at the point when collection attempts have been exhausted. Management estimates uncollectible amounts considering such factors as current economic conditions and historic and anticipated customer performance. This estimate can fluctuate due to changes in economic, industry or specific customer conditions which may require adjustment to the allowance recorded by the Company. Management has included amounts believed to be uncollectible in the allowance for doubtful accounts.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Summary of Significant Accounting Policies (cont.)

h.	Property, plant and equipment – Property, plant and equipment are stated at cost. Depreciation is recorded using the straight-line method based on the following useful lives:

Buildings	15 - 20 years
Leasehold improvements	7 - 15 years
Equipment and fixtures	3 - 7 years
Vehicles	3 - 5 years

i.	Intangible assets – finite-lived, net – Intangible assets – finite-lived, net, consist of purchased intangibles, which consist primarily of customer relationships and intellectual property. Customer relationships are amortized using the straight-line method over a range of 4 to 20 years. Intellectual property is amortized using the straight-line method over a 10-year period.

j.	Impairment of long-lived assets – The Company reviews the carrying value of its long-lived assets for impairment whenever triggering events or changes in circumstances indicate that the carrying value of an asset may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying amount exceeds the fair value of assets. The factors considered by management in performing this assessment include operating results, trends, prospects, as well as the effects of obsolescence, demand, competition and other economic factors. Based upon management’s assessment of impairment of the existing assets, no triggering events or changes in circumstances indicated that an impairment loss should be recognized at June 30, 2014.

k.	Income taxes – No provision has been made in the condensed consolidated financial statements for federal and state income taxes since the income is taxable to the respective owners, not to the Company.

The Company’s policy with respect to evaluating uncertain tax positions is based upon whether management believes it is more likely than not uncertain tax positions will be sustained upon review by the taxing authorities, then the Company shall initially and subsequently measure the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The tax positions must meet the more-likely-than-not recognition threshold with consideration given to the amounts and probabilities of the outcomes that could be realized upon settlement using the facts, circumstances and information at the reporting date. The Company will reflect only the portion of the tax benefit that will be sustained upon resolution of the position and applicable interest on the portion of the tax benefit not recognized. Based upon management’s assessment, there are no uncertain tax positions expected to have a material impact on the Company’s condensed consolidated financial statements.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Summary of Significant Accounting Policies (cont.)

The Company is no longer subject to U.S. federal and state examinations by tax authorities for years before 2011. The Company’s federal and state tax returns are not currently under examination. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. During the six months ended June 30, 2014 and 2013, the Company did not recognize any interest or penalties. The Company did not have any interest or penalties accrued at June 30, 2014 or December 31, 2013.

l.	Revenue recognition – Service revenues are recognized when persuasive evidence of an agreement exists; the services are provided; the Company’s price to the buyer is fixed and determinable; and the collectibility of revenues is reasonably assured.

m.	Government grants – During the six months ended June 30, 2014 and 2013, the Company applied for and was awarded several grants from the United States National Institutes of Health for cardiovascular disease and lung disease research. The grants reimburse the Company for expenses relating to the fostering of research and prevention for diseases. The Company recognized $399,988 and $477,964 in grant income under the above mentioned grants for the six months ended June 30, 2014 and 2013, respectively. The Company had outstanding receivable balances in the amount of $103,346 and $90,412 recorded under these grants for June 30, 2014 and December 31, 2013, respectively.

n.	Research and development costs – Research and development costs are expensed as incurred.

o.	Shipping and handling costs – All shipping and handling costs are included in cost of sales in the accompanying condensed consolidated statement of operations.

p.	Advertising costs – Advertising costs are expensed as incurred. Advertising costs were approximately $125,000 and $108,000 in the six months ended June 30, 2014 and 2013, respectively.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

2.	Inventory

Inventory consists of the following:

	June 30, 2014	December 31, 2013

Supplies, semen and embryos	$1,043,080	$1,066,657
Work in process	4,003,085	3,518,581
Livestock	12,041,999	10,253,450
Feed	1,156,023	2,307,967
Other	6,922	6,922

	$18,251,109	$17,153,577

3.	Property, Plant and Equipment, Net

Property, plant and equipment, net, consist of the following:

	June 30, 2014	December 31, 2013

Land	$2,198,700	$2,198,700
Buildings	9,413,571	9,328,369
Leasehold improvements	1,482,959	1,484,821
Equipment and fixtures	8,679,194	8,300,741
Vehicles	1,917,037	1,775,244
Land improvements	2,538,663	2,538,663
Construction in progress	52,396	2,419

	26,282,520	25,628,957
Accumulated depreciation	(12,291,229)	(11,741,443)

	13,991,291	13,887,514
Swine breeding herd animals, net	25,125	24,025

Property, plant and equipment, net	$14,016,416	$13,911,539

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

4.	Lines of Credit, Notes Payable and Long-Term Debt

Lines of credit consist of the following:

	June 30, 2014	December 31, 2013
TOG $10,000,000 revolving line of credit with First National Bank of Omaha, matures in May 1, 2015. The line of credit bears interest at the greater of 2.95% above the London Interbank Offered Rate (“LIBOR”) or 3.00%. At June 30, 2014, the interest rate was 3.11% per annum. The line of credit is collateralized by substantially all of the Company’s assets, excluding real estate.	$3,375,000	$—

Exemplar $700,000 revolving line of credit with American State Bank, matures in November 2014. The note bears interest at 4.5% per annum, collateralized by substantially all of the Company’s assets.	499,000	498,000

Total lines of credit	$3,874,000	$498,000

Notes payable and long-term debt consists of the following:

	June 30, 2014	December 31, 2013
TOG note payable to American State Bank, payable in monthly installments of $39,234, including interest at a fixed rate of 3.95%, maturing April 2033, collateralized by all assets of the Company.	$6,119,931	$6,285,044

TOG forgivable loans from the Iowa Economic Development Authority. Loans are potentially forgiven based upon new job creation criteria. Because certain job creation milestones must be met and maintained, forgiveness or repayment is uncertain and the exact maturity has yet to be determined. Default interest is 6.00%. Loans are collateralized by assets financed.	4,370,740	4,393,453

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

4.	Lines of Credit, Notes Payable and Long-Term Debt (cont.)

	June 30, 2014	December 31, 2013
TOG $750,000 equipment loan with First National Bank of Omaha, which matures September 2017. The loan bears interest at a rate of 3.72%. The loan is collateralized by substantially all of the Company’s assets, excluding real estate.	$363,550	$438,550

Exemplar noninterest-bearing note payable to the Iowa Economic Development Authority, payable in monthly installments of $2,500, balance due September 2018, collateralized by certain members’ letters of credit.	275,000	290,000

Exemplar convertible promissory note totaling $250,000, payable to a related party, interest only payments due quarterly at a fixed rate of 7.0%, principal due August 2015. The note is convertible for the unpaid principal balance at a price of $2.75 per unit (rounded to the nearest whole unit). Accrued interest as of the date of the conversion is required to be paid in cash. The conversion is exercisable by written notice from the holder on or before the maturity date.	250,000	250,000

Exemplar noninterest bearing note payable to the Iowa Economic Development Authority, payable in monthly installments of $3,333, balance due May 2020, collateralized by certain members’ letters of credit.	233,333	253,333

Exemplar forgivable loan from the South Dakota Economic Development Finance Authority, forgivable in the event that if the Company reaches certain milestones as determined by the loan agreement, the unpaid balance of the loan would be forgiven by the lender. The loan is payable in monthly installments of $1,568, including interest at a fixed rate of 5.00%, with a balloon payment due in 2015, collateralized by real estate.	201,848	206,159

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

4.	Lines of Credit, Notes Payable and Long-Term Debt (cont.)

	June 30, 2014	December 31, 2013
Exemplar note payable to Sioux County Revolving Fund bearing interest at 3.00%, interest accrues monthly and is payable in monthly installments of $1,446, with the note maturing on November 1, 2019, collateralized by real estate.	$85,393	$92,721

Other	160,281	173,409

	12,060,076	12,382,669
Less current portion	557,124	1,336,995

Notes payable and long-term debt, less current portion	$11,502,952	$11,045,674

The revolving line of credits contains certain restrictive covenants that include maintaining minimum tangible net worth, maximum allowable annual capital expenditures and working capital. The Company was in compliance with these covenants at June 30, 2014. The amount available under the revolving line of credits is based on eligible accounts receivable and inventory or the maximum line of credit amount. At June 30, 2014, the amount available under the revolving line of credits was $6,625,000.

Future annual maturities of notes payable and long-term debt are as follows:

2015	$557,124
2016	948,632
2017	444,353
2018	362,075
2019	343,000
Thereafter	9,404,892

$12,060,076

5.	Leases

The Company leases cattle yards, animal care facilities, swine facilities and equipment under noncancelable operating leases that expire in 2018. Operating leases and rent expense included in the statement of operations amounted to approximately $813,000 and $865,000 for the six months ended June 30, 2014 and, 2013, respectively.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

5.	Leases (cont.)

Minimum lease payments under the operating leases with terms in excess of one year are as follows:

2015	$74,769
2016	74,897
2017	75,282
2018	56,861
2019	13,294

$295,103

6.	Related Party Transactions

The Company transacts business with entities under common ownership and management. Pro Edge LP pays wages for the Company utilizing a common pay master account with these amounts then reimbursed by the Company on a monthly basis. The Company had outstanding accounts receivable with these affiliates in the amount of $1,058,223 and $1,243,049 as of June 30, 2014 and December 31, 2013, respectively. The Company had outstanding accounts payable due to these affiliates in the amount of $1,039,683 and $1,217,601 as of June 30, 2014 and December 31, 2013, respectively.

The Company had additional accounts receivable from a related party of approximately $60,000 and $211,000 as of June 30, 2014 and December 31, 2013, respectively. The Company had sales of approximately $11,000 and $64,000 to the related party during 2014 and 2013, respectively. Additionally, the Company had accounts payable due to members of approximately $12,000 as of June 30, 2014 and December 31, 2013.

7.	Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables and equivalents with financial institutions. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs ongoing credit evaluations of its customers, but generally does not require collateral to support accounts receivable.

At June 30, 2014 and December 31, 2013 and at various times throughout these periods, the Company maintains cash and cash investment balances with a financial institution in excess of Federal Deposit Insurance Corporation insured limits.

TRANS OVA GENETICS, L.C. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

8.	Commitments and Contingencies

On March 6, 2012, the Company was named as a defendant in a licensing and patent infringement suit brought by XY, Inc. alleging that certain of the Company’s activities breach a licensing agreement and infringe on patents that XY, Inc. allegedly owns. The Company is reviewing, defending and filing counter claims in the case. Based on advice from legal counsel, the Company believes that XY, Inc.’s complaints are without merit; however, no assurance can be given that this matter will be resolved in the Company’s favor.

From time to time, the Company is involved in lawsuits which occur during the normal course of business. Management vigorously defends these actions when they occur and believes no potential material losses from such litigation exists at June 30, 2014 or December 31, 2013.

9.	Subsequent Events

Effective August 8, 2014 (the “Closing Date”), Intrexon Corporation (“Intrexon”) purchased 100% of the membership interests of TOG. Intrexon and TOG intend to build upon TOG’s current platform with new capabilities to allow for even higher levels of delivered value to dairy and beef cattle producers. The consideration paid at closing for all the membership interests in TOG consisted of $60,000,000 in cash and the issuance of 1,444,388 shares of Intrexon’s common stock. In addition, $20,000,000 in deferred cash is payable in three equal installments upon the first, second and third anniversaries of the Closing Date (the “Base Consideration”). The Purchase Agreement also provides for (i) the payment to former equity holders of TOG of the aggregate amounts of certain debts, together with accrued interest, currently owed by TOG to governmental entities in the event and to the extent that those debts are forgiven by the relevant governmental entities; and (ii) the payment to such former equity holders of a portion of certain cash proceeds in the event there is an award under currently pending litigation matters to which TOG is a party (together with the Base Consideration, the “Purchase Agreement Consideration”). The Purchase Agreement Consideration is subject to further adjustment as described in the Purchase Agreement.

In August 2014, TOG and the Iowa Economic Development Authority (“IEDA”) finalized a settlement agreement on outstanding forgivable loans. TOG has agreed to pay IEDA $1,465,561 in quarterly payments of $183,195, beginning October 1, 2014, with a maturity date of July 1, 2016, in satisfaction of all of its obligations. As of the forgiveness date, total outstanding debt and other liabilities to IEDA was $4,630,657, resulting in debt forgiveness of $3,165,096.

The Company has been made aware of a threatened lawsuit from certain former members of the Company whose units were purchased prior to the Intrexon acquisition, but no claim has been filed as of the date hereof. The Company believes any such claim is without merit and denies any misrepresentations or wrongdoing. The Company intends to vigorously defend itself in response to any legal action that is actually commenced. The Company has not accrued any liability related to this threatened litigation.

The Company evaluated the events and transactions subsequent to its June 30, 2014 condensed consolidated balance sheet date and determined there were no additional significant events, other than disclosed above, necessary for disclosure through October 22, 2014, which is the date the Company issued its condensed consolidated financial statements.